Exhibit 16.1

R. E. Bassie & Co.

Certified Public Accountants

6671 Southwest Freeway, Suite 550
Houston, Texas 77074-2115
Tel: (713) 272-8500
E-Mail: Rebassie@aol.com

January 4, 2006

Securities and Exchange Commission
450 fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K of American International Industries, Inc. dated January 4, 2006, and agree with the statements made under the caption "(a)(1) Previous Independent Accountant" concerning our firm except that we have no basis to agree or disagree with the statements of the Registrant contained in paragraph (a)(1)(iii).

Very truly yours,

/s/ R. E. Bassie & Co.
R. E. Bassie & Co.